Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305	Jean Greene, +1 212 632 1905
richard.creswell@lazard.com	investorrelations@lazard.com

LAZARD LTD REPORTS FIRST-HALF AND SECOND-QUARTER 2008 RESULTS

– Net Income Per Share (diluted), on a fully exchanged basis,

of $0.71 for first-half and $0.54 for second-quarter 2008 –

Highlights

•	Core operating business revenue(a) increased 9% to a first-half record of $848.7 million and increased 15% to a second-quarter record of $467.8 million

•	Financial Advisory operating revenue increased 7% to a first-half record of $501.4 million and increased 18% to a second-quarter record of $289.0 million

•	M&A operating revenue increased 9% to $391.1 million in the first half of 2008 and increased 37% to a second-quarter record of $225.1 million

•

Asset Management operating revenue increased 13% to a first-half record of $347.3 million and increased 11% to a second-quarter record of $178.8 million; assets under management (AUM) of $134.1 billion at the end of the second quarter of 2008 included net inflows of $2.6 billion during the quarter

•	Corporate revenue was $26.2 million in the second quarter of 2008

•	Operating revenue(b) increased 1% to a first-half record of $835.2 million and increased 12% to a second-quarter record of $494.0 million

•

Net income on a fully-exchanged basis(c) decreased 31% to $80.5 million, or $0.71 per share (diluted), for the first half of the year and increased 5% to $64.6 million, or $0.54 per share (diluted), for the second quarter of 2008

NEW YORK, July 30, 2008 – Lazard Ltd (NYSE: LAZ) today announced financial results for the first half and quarter ended June 30, 2008. Net income on a fully exchanged basis was $80.5 million, or $0.71 per share (diluted), for the first half of 2008, compared to $116.5 million, or $1.00 per share (diluted), for the first half of 2007. Net income on a fully exchanged basis was $64.6 million, or $0.54 per share (diluted) for the second quarter of 2008, compared to $61.5 million, or $0.53 per share (diluted) for the second quarter of 2007.

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses, and excludes the results of all investments in Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) relating to the consolidation of General Partnerships, each of which are included in net revenue.
(c)	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD Holdings and is a non-GAAP measure.

Core operating business revenue increased 9% to a first-half record of $848.7 million, compared to $776.2 million for the first half of 2007, reflecting continued solid performance in Lazard’s core operating businesses of Financial Advisory and Asset Management. Financial Advisory operating revenue, which includes M&A and Strategic Advisory, Restructuring and Corporate Finance, increased 7% to a first-half record of $501.4 million, compared to $467.6 million for the first half of 2007. Asset Management operating revenue increased 13% to a first half record of $347.3 million, compared to $308.6 million in the first half of 2007.

Operating revenue was a first-half record of $835.2 million, compared to $827.7 million for the first half of 2007. Operating income(d) was $105.8 million for the first half of 2008, compared to $167.4 million for the first half of 2007, with the decrease primarily attributable to higher interest expense, facilities costs, business development expenses and continued investment in our businesses, offset by a modest increase in operating revenue.

Core operating business revenue increased 15% to a second-quarter record of $467.8 million, compared to $406.7 million in the second quarter of 2007, reflecting continued solid performance in Lazard’s core operating businesses of Financial Advisory and Asset Management. Financial Advisory operating revenue increased 18% to a second-quarter record of $289.0 million, compared to $245.0 million for the second quarter of 2007. Asset Management operating revenue increased 11% to a second-quarter record of $178.8 million, compared to $161.6 million in the second quarter of 2007.

Operating revenue increased 12% to a second-quarter record of $494.0 million for the second quarter of 2008, compared to $439.5 million for the second quarter of 2007. Operating revenue for the second quarter of 2008 includes Corporate revenue of $26.2 million, compared to $32.9 million for the second quarter of 2007. Operating income(d) was $87.7 million for the second quarter of 2008, compared to $89.2 million for the second quarter of 2007, with the decrease primarily attributable to higher interest expense, facilities costs, business development expenses and continued investment in our businesses, offset by the increase in operating revenue.

Lazard believes that results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods.

“We are pleased with the performance of our business in these turbulent times. Our core operating business of Financial Advisory and Asset Management achieved strong results, despite the ongoing softening of the markets,” said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard.

“Although the outlook for market activity for the remainder of the year remains unclear, we are confident of the vitality of our firm and that our intellectual capital business model should continue to succeed,” said Mr. Wasserstein. “We also are focused on the long term. We continue to invest in our business, while providing our clients with strong, experienced teams of top talent, who are sought after by both strategic buyers and sellers, as well as asset management clients in this uncertain environment.”

(d)	Operating income is after interest expense and before income taxes and minority interests.

“The volatile environment heightens the need for our experience, diversity and global breadth to meet and overcome the challenges for our clients,” said Steven J. Golub, Vice Chairman of Lazard. “We continue to serve as independent, strategic advisors on many precedent-setting, cross-border and exceedingly complex transactions, including serving as lead advisor to InBev in its $52 billion acquisition of Anheuser-Busch, the largest cash M&A transaction in history; Gaz de France’s €44.6 billion merger with Suez, forming a world energy leader in gas and electricity; the Haas Family Trusts in the $18.8 billion sale of Rohm and Haas to Dow Chemical, one of the largest chemical transactions; the independent directors of KKR Private Equity Investors in its combination with KKR; The Royal Bank of Scotland Group’s $7.0 billion sale of Angel Trains to a consortium of global infrastructure investment funds led by Babcock & Brown; and APP Pharmaceuticals’ $5.6 billion sale to Fresenius, strengthening the combined German-American entity’s leadership in injectable hospital based markets; as well as restructuring assignments around the world from Tropicana Entertainment in Las Vegas to Centro Properties in Australia.”

“Our Asset Management business has continued to do well and is providing a wider range of investment solutions for our clients,” said Mr. Golub. “We also are continuing to expand our Asset Management business both by geography and by product.”

“Although this year’s record first-half and second-quarter revenues are stronger than the same periods in 2007, the second half of the year remains uncertain because the markets remain unpredictable,” said Michael J. Castellano, Chief Financial Officer of Lazard. “We expect that Financial Advisory revenue and income will continue to fluctuate from quarter to quarter and that quarterly patterns may differ from year to year. This is why it is always best to measure our results on an annual basis, particularly in this uncertain market.”

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Operating Revenue

Core Operating Business

Lazard’s core operating business includes our Financial Advisory and Asset Management businesses. Operating revenue for our core operating business increased 9% to a first-half record of $848.7 million for the first half of 2008 and grew 15% to a second-quarter record of $467.8 million for the second quarter of 2008. This included increases of 7% and 18% in first-half and second-quarter 2008 Financial Advisory revenue, and increases of 13% and 11% in Asset Management revenue for the respective 2008 periods.

Financial Advisory

Lazard’s Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenue are not reflected in publicly available statistical information. Restructuring assignments normally are executed over a six- to eighteen-month period.

Financial Advisory operating revenue increased 7% to a first-half record of $501.4 million for the first half of 2008 and increased 18% to a second-quarter record of $289.0 million for the second quarter of 2008, compared to $467.6 million and $245.0 million for the respective 2007 periods.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue increased 9% to $391.1 million for the first half of 2008, compared to $360.4 million for the first half of 2007, and increased 37% to a second-quarter record of $225.1 million for the second quarter of 2008, compared to $164.3 million for the second quarter of 2007.

Among the completed transactions in the second quarter of 2008 on which Lazard advised, were the following:

•	Trane’s $10.1 billion sale to Ingersoll-Rand

•	Resolution plc’s £5.0 billion sale to Pearl Group

•	Zinifex’s A$6.2 billion merger with Oxiana

•	Louis Dreyfus’ €2.1 billion sale of its 29% stake in Neuf Cegetel to SFR

•	Quanex’ $1.7 billion merger with Gerdau and spin-off of its building products business to shareholders

•	Bear Stearns’ $1.4 billion sale to JPMorgan Chase

•	Cookson’s £626 million acquisition of Foseco

•	H&R Block’s $1.1 billion sale of Option One mortgage loan servicing business to WL Ross

•	Sodexo’s $845 million public tender offer to repurchase shares representing 7.8% of its capital

•	Alfa Corp.’s Special Committee in its $840 million privatization

•	IBM’s SEK 5.2 billion acquisition of Telelogic

•	Trico Marine Service’s $810 million acquisition of DeepOcean

•	Eiffage S.A. in its defense against an approach by Sacyr

Among the pending, announced M&A transactions on which Lazard advised in the second quarter or continued to advise since June 30, 2008, are:

•	BHP Billiton’s $147.4 billion offer for Rio Tinto

•	Gaz de France’s €44.6 billion merger with Suez

•	InBev’s $52.0 billion acquisition of Anheuser-Busch

•	Haas Family Trusts in Rohm and Haas’ $18.8 billion sale to Dow Chemical

•	Independent directors of KKR Private Equity Investors, L.P. in its combination with KKR

•	The Royal Bank of Scotland Group’s $7.0 billion sale of Angel Trains to a consortium led by Babcock & Brown

•	International Paper’s $6.0 billion acquisition of Weyerhaeuser’s packaging business

•	APP Pharmaceuticals’ $5.6 billion sale to Fresenius

•	Corn Products’ $4.8 billion sale to Bunge

•	ENI’s €2.7 billion acquisition of Suez’s 57.243% stake in Distrigas

•	Banque Populaire’s €2.1 billion acquisition of seven French regional banks from HSBC France

•	Geodis’ $2.5 billion sale to SNCF Participations

•	Criteria Caixa’s €1.5 billion acquisition of a 20% stake in GFInbursa

•	Meinl Bank’s €1.3 billion sale of right to manage Meinl European Land and new investment in Meinl European Land by Gazit Globe and Citi Property Investors

•	TM International’s INR72.9 billion acquisition of a 14.99% stake in Idea Cellular, and Idea Cellular’s subsequent merger with Spice Communications

•	Century Aluminum’s $1.7 billion unwinding of primary aluminum financial forward sales contracts

•	Penn National Gaming on raising $1.25 billion in new capital principally from private equity funds affiliated with Fortress and Centerbridge Partners

•	ING in its $900 million acquisition of CitiStreet

•	Polaris Acquisition Corp.’s $700 million acquisition of Hughes Telematics

•	GrainCorp’s A$592 million scrip takeover offer for Ridley Corporation

•	Capgemini’s €255 million acquisition of Getronics PinkRoccade Business Application Services

•	Church & Dwight’s $380 million acquisition of Del Pharmaceuticals from Coty

Financial Restructuring

Financial Restructuring operating revenue was $48.2 million for the first half of 2008, compared to $38.7 million for the first half of 2007, and was $32.7 million for the second quarter of 2008, compared to $29.1 million for the second quarter of 2007.

Notable Restructuring assignments completed in the second quarter of 2008 include advising Plastech Engineered Products in connection with its Chapter 11 bankruptcy and asset sales; Movie Gallery on strategic issues, creditor negotiations and development of a plan of reorganization in connection with its emergence from bankruptcy; IAP Worldwide Services in connection with the out-of-court restructuring of its bank debt; and Weston Presidio with regards to its interest in Tekni-Plex.

We continue our work on a number of other Restructuring assignments both in and out-of-court in the second quarter 2008, including:

Chapter 11 restructuring advisory assignments:

•	Tropicana Casino & Resorts

•	Technical Olympic USA (TOUSA)

•	Wellman Inc.

•	LandSource Communities Development LLC

•	UAW in connection with Delphi’s bankruptcy

Other restructuring advisory assignments:

•	Centro Properties Limited

•	Tarragon Corporation

•	WCI Communities Inc

•	UAW in implementing its VEBA settlements with GM, Ford and Chrysler

•	Vertis Inc.

•	Journal Register Company

•	BLB Management Services

•	Inmobiliaria Colonial

Corporate Finance and Other

Corporate Finance and Other operating revenue decreased to $62.1 million for the first half of 2008 compared to $68.6 million for the first half of 2007, and decreased to $31.2 million for the second quarter of 2008, compared to $51.6 million for the second quarter of 2007. These results were due to a decline during the second quarter in the value of fund closings by our Private Fund Advisory Group and public offerings advised by our Equity Capital Markets Group. Our Equity Capital Markets transaction assignments in the second quarter of 2008 included advising Eurotunnel, Equitable Resources and Renesola on their follow-on capital raising transactions. In addition, the equity capital markets group also advised Endo Pharmaceuticals, Energy Conversion Devices and LDK Solar on their recent convertible securities offerings.

Our Alternative Capital Finance Group also has served as placement agent on a number of Private Investment in Public Equity transactions (PIPEs) and Registered Direct Offerings (RDs). Notable assignments during the second quarter included PIPEs for Trico Marine and China Cablecom and RDs for Dendreon Corporation and Pacific Ethanol.

Asset Management

Asset Management operating revenue increased 13% to a first-half record of $347.3 million and 11% to a second-quarter record of $178.8 million for the first half and second quarter of 2008, respectively, compared with $308.6 million and $161.6 million for the corresponding 2007 periods.

Management fees increased 15% to a first-half record of $315.1 million and 10% to a second-quarter record of $157.1 million for the first half and second quarter of 2008, respectively, compared with $272.9 million and $142.2 million for the corresponding 2007 periods. Average assets under management rose 11% for the first half of 2008 to $136.6 billion from $123.5 billion for the first half of 2007. Assets under management at the end of the second quarter of 2008 were $134.1 billion, representing a 5% decrease from the level of assets under management at year-end 2007, as $4.3 billion of net inflows were offset by market depreciation of $12.6 billion over the 2008 six-month period. With net inflows in the second quarter of $2.6 billion, Lazard has now achieved net inflows in nine of the last eleven quarters.

Incentive fees were $8.4 million for the first half and second quarter of 2008, compared with $10.8 million and $5.8 million for the comparable 2007 periods. Incentive fees are recorded on the measurement date, which for most of our funds that are subject to incentive fees falls in the fourth quarter.

Corporate

Corporate operating revenue was a negative $13.4 million in the first half of 2008, compared to income of $51.5 million in the first half of 2007, as the 2008 revenue was adversely impacted by mark-downs and losses reported in the first quarter of 2008. Corporate operating revenue was $26.2 million in the second quarter of 2008, compared to $32.9 million in the second quarter of 2007, as the 2007 revenue included a gain of $9.3 million representing our interest in the net proceeds from the sale by LFCM Holdings of a portion of its interest in Panmure Gordon & Co. plc. The improvement in the second quarter Corporate operating revenue, compared to the first quarter of 2008, was primarily due to reducing the volatility of our portfolio of debt securities to more closely align it with our long-term hold strategy.

Expenses

Compensation and Benefits

The ratio of compensation and benefits expense to operating revenue was 56.7% for the first halves and second quarters of both 2008 and 2007. Compensation and benefits expense increased 1% to $473.6 million and 12% to $280.0 million for the first half and second quarter of 2008, respectively, compared to $469.1 million and $249.0 million for the first half and second quarter of 2007, respectively, consistent with the increase in operating revenue compared to the same periods in 2007.

Non-Compensation

Non-compensation expenses were $196.1 million and $99.6 million for the first half and second quarter of 2008, respectively, compared to $154.0 million and $83.2 million for the comparable 2007 periods. The ratio of non-compensation expenses to operating revenue was 23.0% and 19.7% in the first half and second quarter of 2008, compared to 18.6% and 18.9% in the respective 2007 periods. The ratios for the 2008 periods exclude the effect of amortization of intangibles related to acquisitions completed in the second half of 2007.

Factors contributing to the increases include (i) the impact of new offices, acquisitions made in the second half of 2007 and other investments in our businesses, (ii) increased business development expenses for travel, market related data and AUM growth, and (iii) the continued impact of the weakened U.S. Dollar. In addition, the first halves of 2008 and 2007 expenses include a provision of $4.8 million and $4.0 million, respectively, for costs related to leases on abandoned space. The 2008 provision was recorded in the first quarter and the 2007 provision was recorded in the second quarter.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxes on a fully exchanged basis was $26.8 million for the first half of 2008, compared to $45.3 million for the first half of 2007, and was $21.5 million for the second quarter of 2008, compared to $23.9 million for the second quarter of 2007. The effective tax rate for the first half and second quarter of 2008 was 25%, compared to 28% for the corresponding 2007 periods, exclusive of LAM general partnership interest-related revenue.

On a U.S. GAAP basis, the provision for income taxes was $23.0 million and $18.1 million for the first half and second quarter of 2008, respectively, compared with a provision for income taxes of $37.4 million and $20.3 million in the corresponding 2007 periods. The effective tax rate was 21.7% and 20.6% for the respective periods in 2008, compared to 22.3% and 22.8% in the corresponding 2007 periods.

Minority Interest

Minority interest, assuming full exchange of minority interests, amounted to a negative $1.6 million in the 2008 first half, compared to a positive $5.6 million in the first half of 2007, and a positive $1.6 in the second quarter of 2008 compared to a positive $3.7 million in the second quarter of 2007. Minority interest was included in net revenues and is attributable to various LAM-related general partnership interests held by our managing directors.

Minority interest expense on a US GAAP basis also includes the minority interest attributable to the exchangeable interests held by LAZ-MD Holdings LLC (LAZ-MD).

Capital and Other Matters

At June 30, 2008, Lazard reported total stockholders’ equity of $352.8 million. Equity, on a fully exchanged basis(e), was $526.4 million. During the second quarter of 2008, Lazard repurchased 1.245 million shares of Class A common stock for an aggregate cost of $46.0 million. Lazard’s remaining share repurchase authorization at June 30, 2008 was $243.1 million.

On May 15, 2008, Lazard settled the Forward Purchase Contracts underlying the Equity Security Units (ESUs) for $437.5 million in cash and issued 14.6 million shares of Class A common stock. Also on May 15, 2008, Lazard Group settled the remarketing of its $437.5 million in Senior Notes underlying our ESUs by repurchasing the remarketed notes for $438.6 million.

(e)	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD Holdings and is a non-GAAP measure

Strategic Business Developments

During the second quarter of 2008, and in the past month, Lazard continued to invest in both its Financial Advisory and Asset Management businesses. The investments support the firm’s five-year strategy to create growth opportunities.

•

In our Financial Advisory business we added new senior advisory talent to our aerospace & defense sectors and the Lazard Middle Market business in the U.S. We also continued to strengthen our cross-border and debt advisory expertise with key hires in Europe.

•

In Asset Management we continued our geographic expansion, entering the Middle East with plans to open a new office in Bahrain. We also opened an office in Hong Kong. In addition, we continued to seed new strategies in our traditional and alternatives businesses.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income assuming full exchange of exchangeable interests (or fully exchanged basis)

•	Operating revenue

•	Minority interest assuming full exchange of exchangeable interests

•	Equity on a fully exchanged basis

*     *    *

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

*     *     *

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 40 cities across 23 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

*    *     *

Conference Call

Bruce Wasserstein, Chairman and Chief Executive Officer, Steven Golub, Vice Chairman, and Michael Castellano, Chief Financial Officer, will host a conference call today at 10am EST to discuss the company’s financial results for the first half and second quarter of 2008. The conference call can be accessed via a live audio web cast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (877) 718-5099 (U.S. and Canada) or +1 (719) 325-4775 (outside of the U.S. and Canada), 15 minutes prior to the start of the conference call.

A replay of the web cast will be available beginning at 1:00 p.m. EDT on July 30, 2008 through August 6, 2008, via the Lazard website, or by dialing 1 (888) 203-1112 (for the U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada); the access code is 6047402.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

*     *    *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

###

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Increase / (Decrease)		2008	2007	Increase / (Decrease)
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$225,108	$164,318	$60,790	37%	$391,092	$360,386	$30,706	9%
Financial Restructuring	32,666	29,073	3,593	12%	48,204	38,693	9,511	25%
Corporate Finance and Other	31,220	51,619	(20,399)	(40)%	62,126	68,554	(6,428)	(9)%

Total	288,994	245,010	43,984	18%	501,422	467,633	33,789	7%

Asset Management
Management Fees	157,108	142,230	14,878	10%	315,117	272,869	42,248	15%
Incentive Fees	8,429	5,752	2,677	47%	8,429	10,758	(2,329)	(22)%
Other Revenue	13,289	13,666	(377)	(3)%	23,713	24,938	(1,225)	(5)%

Total	178,826	161,648	17,178	11%	347,259	308,565	38,694	13%

Core Operating Business Revenue (a)	467,820	406,658	61,162	15%	848,681	776,198	72,483	9%

Corporate	26,219	32,868	(6,649)	(20)%	(13,439)	51,525	(64,964)	NM

Operating Revenue (b)	494,039	439,526	54,513	12%	835,242	827,723	7,519	1%

LAM GP Related Revenue/(Loss)	1,643	3,724	(2,081)	—	(1,610)	5,555	(7,165)	—
Other Interest Expense	(28,294)	(21,890)	(6,404)	—	(58,165)	(42,720)	(15,445)	—

Net Revenue	$467,388	$421,360	$46,028	11%	$775,467	$790,558	$(15,091)	(2)%

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of all investments in Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.

NM - Not meaningful

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
	($ in thousands, except per share data)
Total revenue (a)	$504,002	$447,178	13%	$854,106	$845,790	1%
LFB interest expense	(9,963)	(7,652)		(18,864)	(18,067)

Operating revenue	494,039	439,526	12%	835,242	827,723	1%
LAM GP related revenue/(loss)	1,643	3,724		(1,610)	5,555
Other interest expense	(28,294)	(21,890)		(58,165)	(42,720)

Net revenue	467,388	421,360	11%	775,467	790,558	(2)%
Operating expenses:
Compensation and benefits	280,021	249,046	12%	473,582	469,084	1%

Occupancy and equipment	22,277	24,285		51,771	43,974
Marketing and business development	25,220	16,964		45,684	33,366
Technology and information services	17,089	14,161		33,330	26,767
Professional services	16,237	13,711		29,504	22,529
Fund administration and outsourced services	6,573	4,459		13,143	8,968
Amortization of intangible assets (b)	2,525	—		3,745	—
Other	9,708	9,571		18,948	18,439

Total non-compensation expense	99,629	83,151	20%	196,125	154,043	27%

Operating expenses	379,650	332,197	14%	669,707	623,127	7%

Operating income	87,738	89,163	(2)%	105,760	167,431	(37)%

Provision for income taxes	18,110	20,313	(11)%	22,950	37,374	(39)%

Income before minority interest in net income	69,628	68,850	1%	82,810	130,057	(36)%
Minority interest in net income (excluding LAZ-MD)	1,644	3,725		(1,609)	5,558
Minority interest in net income (LAZ-MD only)	33,667	35,829		42,303	68,849

Net income	$34,317	$29,296	17%	$42,116	$55,650	(24)%

Net income assuming full exchange of exchangeable interests (c)	$64,570	$61,515	5%	$80,526	$116,548	(31)%

Weighted average shares outstanding (d):
Basic	56,416,850	51,439,125	10%	53,198,522	51,439,097	3%
Diluted	126,711,796	62,737,737	NM	113,713,062	90,477,035	26%

Net income per share:
Basic	$0.61	$0.57	7%	$0.80	$1.08	(26)%
Diluted	$0.54	$0.52	4%	$0.70	$0.98	(29)%
Supplemental Information:

Weighted average shares outstanding, assuming full exchange of exchangeable interests (d):
Basic	110,463,868	107,512,179	3%	107,883,427	107,524,848	0%
Diluted	126,711,796	118,810,791	7%	118,554,347	118,513,562	0%

Net income per share— assuming full exchange of exchangeable interests:
Basic	$0.58	$0.57	2%	$0.75	$1.08	(31)%
Diluted	$0.54	$0.53	2%	$0.71	$1.00	(29)%

Ratio of compensation to operating revenue	56.7%	56.7%		56.7%	56.7%
Ratio of non-compensation to operating revenue	20.2%	18.9%		23.5%	18.6%
Ratio of non-compensation to operating revenue as adjusted (e)	19.7%	18.9%		23.0%	18.6%

(a)	Excluding LAM General Partnership related revenue
(b)	For the three and six month periods ended June 30, 2008, includes amortization of intangible assets resulting from the acquisition of Goldsmith Agio Helms & Lynner, LLC (“GAHL”) and Carnegie, Wylie & Company (“CWC”).
(c)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests as of January 1, 2007 (see “Reconciliation of US GAAP to Full Exchange Results”).
(d)	See “Reconciliation of Shares Outstanding and Basic & Diluted Net Income Per Share”.
(e)	For the three and six month periods ended June 30, 2008, excludes the amortization of intangible assets.

NM - Not meaningful

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS

(unaudited)

	Three Months Ended
	June 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
	($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$225,108	$165,984	$313,622	$295,401	$164,318	$196,068	$247,483	$153,215	$197,856
Financial Restructuring	32,666	15,538	32,321	56,161	29,073	9,620	20,423	15,562	21,047
Corporate Finance and Other	31,220	30,906	47,190	28,255	51,619	16,935	34,260	18,291	43,149

Total	288,994	212,428	393,133	379,817	245,010	222,623	302,166	187,068	262,052

Asset Management
Management Fees	157,108	158,009	165,432	157,424	142,230	130,639	121,589	112,726	112,203
Incentive Fees	8,429	—	48,959	7,315	5,752	5,006	42,009	3,423	7,456
Other Revenue	13,289	10,424	16,782	12,798	13,666	11,272	10,961	8,720	10,159

Total	178,826	168,433	231,173	177,537	161,648	146,917	174,559	124,869	129,818

Core operating business revenue (a)	467,820	380,861	624,306	557,354	406,658	369,540	476,725	311,937	391,870
Corporate	26,219	(39,658)	(6,710)	12,164	32,868	18,657	14,774	5,668	18,970

Operating revenue (b)	$494,039	$341,203	$617,596	$569,518	$439,526	$388,197	$491,499	$317,605	$410,840

Operating income (c)	$87,738	$18,022	$132,278	$118,586	$89,163	$78,268	$115,207	$49,193	$84,693

Net income	$34,317	$7,799	$59,125	$40,267	$29,296	$26,354	$36,596	$13,158	$23,545

Net income per share
Basic	$0.61	$0.16	$1.17	$0.79	$0.57	$0.51	$0.88	$0.35	$0.63
Diluted	$0.54	$0.14	$1.04	$0.73	$0.52	$0.47	$0.78	$0.34	$0.59
Supplemental Information:

Net income assuming full exchange of exchangeable interests	$64,570	$15,956	$122,577	$83,565	$61,515	$55,033	$85,817	$34,983	$62,939

Net income per share— assuming full exchange of exchangeable interests
Basic	$0.58	$0.15	$1.16	$0.78	$0.57	$0.51	$0.84	$0.35	$0.63
Diluted	$0.54	$0.14	$1.04	$0.73	$0.53	$0.47	$0.78	$0.34	$0.60
Assets Under Management ($ millions)	$134,139	$134,193	$141,413	$142,084	$135,350	$124,852	$110,437	$99,334	$93,901

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of all investments in Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.
(c)	Operating income is after interest expense and before income taxes and minority interests.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

($ in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$758,664	$1,055,844
Cash segregated for regulatory purposes or deposited with clearing organizations	16,993	24,585
Receivables	1,310,856	1,097,178
Investments*
Debt	432,973	585,433
Equity	204,688	333,796
Other	260,874	169,612

	898,535	1,088,841
Goodwill and other intangible assets	201,972	187,909
Other assets	445,291	386,056

Total assets	$3,632,311	$3,840,413

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,095,801	$858,733
Accrued compensation and benefits	109,649	498,058
Other liabilities	553,405	623,008
Senior notes:
Underlying equity security units	—	437,500
Others	1,150,000	1,150,000
Subordinated loans	150,000	150,000

Total liabilities	3,058,855	3,717,299

Commitments and contingencies
Minority interest **	220,627	52,775
Stockholders’ equity
Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—

Common stock, par value $.01 per share:
Class A	687	517
Class B	—	—
Additional paid-in capital	251,748	(161,924)
Accumulated other comprehensive income, net of tax	41,047	52,491
Retained earnings	277,111	248,551

	570,593	139,635
Less: Class A common stock held by a subsidiary, at cost	(217,764)	(69,296)

Total stockholders’ equity	352,829	70,339

Total liabilities, minority interest and stockholders’ equity	$3,632,311	$3,840,413

*	Principally at fair value, with the exception of $76,054 and $755 of investments accounted for under the equity method at June 30, 2008 and December 31, 2007, respectively.
**	Includes $173,541 and $nil attributable to exchangeable interests held by members of LAZ-MD Holdings at June 30, 2008 and December 31, 2007, respectively.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME PER SHARE

BEFORE FULL EXCHANGE

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	($ in thousands, except per share data)
Basic
Numerator:
Net income	$34,317	$29,296	$42,116	$55,650
Add (deduct)—net income associated with Class A common shares issuable on a non-contingent basis (a)	308	—	397	—

Basic net income	$34,625	$29,296	$42,513	$55,650

Denominator:
Weighted average shares outstanding (a)	56,416,850	51,439,125	53,198,522	51,439,097

Basic net income per share	$0.61	$0.57	$0.80	$1.08

Diluted
Numerator:
Basic net income	$34,625	$29,296	$42,513	$55,650
Add (deduct)—dilutive effect of adjustments to income for:
Interest expense on convertible debt, net of tax (b)	1,785	469	—	930
Minority interest in net income resulting from assumed share issuances (see incremental issuable shares in the denominator calculation below) and Ltd level income tax effect	31,554	3,061	37,527	32,156

Diluted net income	$67,964	$32,826	$80,040	$88,736

Denominator:
Weighted average shares outstanding	56,416,850	51,439,125	53,198,522	51,439,097
Add—dilutive effect of incremental issuable shares:
Restricted stock units	5,005,928	2,600,936	4,240,368	2,310,190
Equity security units (c)	7,051,000	6,066,106	—	6,046,954
Convertible notes (c)	2,631,570	2,631,570	—	2,631,570
Series A and Series B convertible preferred stock (d)	1,559,430	—	1,589,267	—
Exchangeable interests (e)	54,047,018	—	54,684,905	28,049,224

Diluted weighted average shares outstanding	126,711,796	62,737,737	113,713,062	90,477,035

Diluted net income per share	$0.54	$0.52	$0.70	$0.98

(a)	For the three and six month periods ended June 30, 2008, includes 1,185,282 weighted average shares, related to the Class A common stock that are issuable on a non-contingent basis with respect to the acquisition of GAHL.
(b)	For the three month period ended June 30, 2008, includes interest expense, net of tax related to the equity security units and convertible notes. For the three and six month periods ended June 30, 2007, includes interest expense, net of tax, related to the convertible notes.
(c)	For the six month period ended June 30, 2008, the shares assumed issued from equity security units and convertible notes were not dilutive.
(d)	For the three and six month periods ended June 30, 2008, includes 12,155 shares of Series A convertible preferred stock and 277 shares of Series B convertible preferred stock that will be convertible into Class A common stock on a non-contingent basis with respect to the acquisition of CWC. The rate of conversion into Class A common stock will be dependant, in part, on the future value of the Class A common stock and currency exchange rates, therefore, the shares are excluded from the basic net income per share calculation but included in the diluted net income per share calculation.
(e)	For the three month period ended June 30, 2007, the LAZ-MD exchangeable interests were antidilutive.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME PER SHARE

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS AS OF JANUARY 1, 2007

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	($ in thousands, except per share data)
Basic
Numerator:
Net income	$64,570	$61,515	$80,526	$116,548

Denominator:
Weighted average shares outstanding (a)	110,463,868	107,512,179	107,883,427	107,524,848

Basic net income per share	$0.58	$0.57	$0.75	$1.08

Diluted
Numerator:
Net income	$64,570	$61,515	$80,526	$116,548
Add dilutive effect of adjustments to income for:
Interest expense on convertible debt, net of tax (b)	3,396	887	3,396	1,764

Diluted net income	$67,966	$62,402	$83,922	$118,312

Denominator:
Weighted average shares outstanding	110,463,868	107,512,179	107,883,427	107,524,848
Add—dilutive effect of incremental issuable shares:
Restricted stock units	5,005,928	2,600,936	4,240,368	2,310,190
Equity security units	7,051,000	6,066,106	3,525,500	6,046,954
Convertible notes	2,631,570	2,631,570	1,315,785	2,631,570
Series A and Series B convertible preferred stock (c)	1,559,430	—	1,589,267	—

Diluted weighted average shares outstanding	126,711,796	118,810,791	118,554,347	118,513,562

Diluted net income per share	$0.54	$0.53	$0.71	$1.00

(a)	For the three and six month periods ended June 30, 2008, includes 1,185,282 weighted average shares, related to the Class A common stock that are issuable on a non-contingent basis with respect to the acquisition of GAHL.
(b)	For the three and six month periods ended June 30, 2008, includes interest expense, net of tax related to the equity security units and convertible notes. For the three and six month periods ended June 30, 2007, includes interest expense, net of tax, related to the convertible notes.
(c)	For the three and six month periods ended June 30, 2008, includes 12,155 shares of Series A convertible preferred stock and 277 shares of Series B convertible preferred stock that will be convertible into Class A common stock on a non-contingent basis with respect to the acquisition of CWC. The rate of conversion into Class A common stock will be dependant, in part, on the future value of the Class A common stock and currency exchange rates, therefore, the shares are excluded from the basic net income per share calculation but included in the diluted net income per share calculation.

RECONCILIATION OF US GAAP TO FULL EXCHANGE RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	($ in thousands)
Net income—US GAAP	$34,317	$29,296	$42,116	$55,650
Provision for income taxes (d)	(3,414)	(3,610)	(3,893)	(7,951)
Minority interest in net income (LAZ-MD only) (e)	33,667	35,829	42,303	68,849

Net income assuming full exchange of exchangeable interests	$64,570	$61,515	$80,526	$116,548

(d)	Represents an adjustment to the Lazard Ltd tax provision to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests at an effective rate on operating income less LAM GP related revenue of 25.0% for the three and six month periods ended June 30, 2008 and 28.0% for the three and six month periods ended June 30, 2007 respectively.
(e)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2007.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	June 30, 2008	March 31, 2008	December 31, 2007	Qtr to Qtr	YTD
	($ in millions)
Equities	$109,250	$110,018	$119,276	(0.7)%	(8.4)%
Fixed Income	14,630	15,398	14,233	(5.0)%	2.8%
Alternative Investments	4,420	3,941	3,577	12.2%	23.6%
Private Equity	1,661	1,547	1,401	7.4%	18.6%
Cash	4,178	3,289	2,926	27.0%	42.8%

Total AUM	$134,139	$134,193	$141,413	(0.0)%	(5.1)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	($ in millions)		($ in millions)
AUM—Beginning of Period	$134,193	$124,852	$141,413	$110,437

Net Flows	2,550	2,627	4,265	14,191
Market Appreciation / (Depreciation)	(2,567)	7,680	(12,572)	10,388
Foreign Currency Adjustments	(37)	191	1,033	334

AUM—End of Period	$134,139	$135,350	$134,139	$135,350

Average AUM *	$134,166	$130,101	$136,582	$123,547

% Change in average AUM	3.1%		10.6%

*	Average AUM is based on an average of quarterly ending balances for the respective periods.

LAZARD LTD

SCHEDULE OF INCOME TAX PROVISION

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	($ in thousands)
Lazard Ltd Consolidated Effective Tax Rate
Operating Income
Lazard Group
Allocable to LAZ-MD Holdings (weighted average ownership of 46.8% and 47.6% for the three and six month periods ended June 30, 2008 and 52.1% for the three and six month periods ended June 30, 2007, respectively)	$41,217	$46,691	$50,413	$87,477
Allocable to Lazard Ltd (weighted average ownership of 53.2% and 52.4% for the three and six month periods ended June 30, 2008 and 47.9% for the three and six month periods end June 30, 2007, respectively)	46,933	42,939	55,534	80,421

Total Lazard Group operating income	88,150	89,630	105,947	167,898
Lazard Ltd and its wholly owned subsidiaries	(412)	(467)	(187)	(467)

Total Lazard Ltd consolidated operating income	$87,738	$89,163	$105,760	$167,431

Provision for income taxes
Lazard Group (effective tax rates of 15.9% and 17.4% for the three and six month periods ended June 30, 2008 and 19.1% and 18.0% for the three and six month periods ended June 30, 2007, respectively)
Allocable to LAZ-MD Holdings	$6,669	$8,920	$8,910	$15,732
Allocable to Lazard Ltd	7,386	8,205	9,482	14,464

Total Lazard Group provision for income taxes	14,055	17,125	18,392	30,196
Tax adjustment for Lazard Ltd entity-level (a)	4,055	3,188	4,558	7,178

Lazard Ltd consolidated provision for income taxes	$18,110	$20,313	$22,950	$37,374

Lazard Ltd consolidated effective tax rate	20.6%	22.8%	21.7%	22.3%

Lazard Ltd Fully Exchanged Tax Rate
Operating Income
Lazard Ltd consolidated operating income	87,738	89,163	105,760	167,431
Adjustments for LAM GP related loss/(revenue)	(1,643)	(3,724)	1,610	(5,555)

Operating income excluding LAM GP related revenue	$86,095	$85,439	$107,370	$161,876

Provision for income taxes
Lazard Ltd consolidated provision for income taxes	$18,110	$20,313	$22,950	$37,374
Tax adjustment for full exchange (b)	3,414	3,610	3,893	7,951

Total fully exchanged provision for income taxes	$21,524	$23,923	$26,843	$45,325

Lazard Ltd fully exchanged tax rate	25.0%	28.0%	25.0%	28.0%

(a)	Represents an adjustment to the Lazard Ltd tax provision for the three and six month periods ended June 30, 2008 from $7,386 to $11,441 and $9,482 to $14,040 and for the three and six month periods ended June 30, 2007 from $8,205 to $11,393 and from $14,464 to $21,642 to reflect an effective rate on operating income less LAM GP related revenue of 25.0% for the three month period ended June 30, 2008 and 28.0% for the three month period June 30, 2007 respectively.
(b)	Represents an adjustment to the Lazard Ltd tax provision to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests at an effective rate on operating income less LAM GP related revenue of 25.0% for the three month and six month periods ended June 30, 2008 and 28.0% for the three and six month periods ended June 30, 2007 respectively.